Exhibit 3.21

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

GOOD ‘N NATURAL NUTRITION CORP., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST:                    That a meeting of the Board of Directors of GOOD ‘N NATURAL NUTRITION CORP. resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof number “First” so that, as amended said Article shall be and read as follows:

“FIRST:                  The name of the Corporation is GOOD ‘N NATURAL MANUFACTURING CORP.”

SECOND:               That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD:                  That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said GOOD ‘N NATURAL MANUFACTURING CORP., has caused its corporate seal to be hereunto affixed and this certificate to be signed by Scott Rudolph, its President and Harvey Kamil, its Secretary, this 28th day of February, 1994.

By:	/s/ Scott Rudolph
PRESIDENT

By:	/s/ Harvey Kamil
SECRETARY

CERTIFICATE OF INCORPORATION

OF

GOOD ‘N NATURAL NUTRITION CORP.

FIRST:                    The name of the Corporation is GOOD ‘N NATURAL NUTRITION CORP.

SECOND:               Its registered office and place of business in the State of Delaware is to be located at 410 South State Street in the City of Dover, County of Kent. The Registered Agent in charged thereof is XL CORPORATE SERVICES, INC.

THIRD:                  The nature of the business and the objects and purposes proposed to be transacted, promoted and carried on are to do any or all things herein mentioned, as fully and to the same extent as natural persons might or could do, and in any part of the world, viz:

The purpose of the corporation is to engage in any lawful act or activity for which corporation may be organized under the General Corporation Law of Delaware.

FOURTH:              The corporation shall be authorized to issue One Thousand (1,000) Shares of No Par Value.

FIFTH:                   The name and address of the incorporator is as follows:

Barbara O. Cramer, 410 South State Street, Dover, DE 19901

SIXTH:                   The Directors shall have power to make and to alter or amend the By-Laws; to fix the amount to be reserved as working capital, and to authorize and cause to be executed, mortgages and liens without limit as to the amount, upon the property and franchise of this Corporation.

With the consent in writing, and pursuant to a vote of the holders of a majority of the capital stock issued and outstanding, the Directors shall have authority to dispose, in any manner, of the whole property of this corporation.

The By-Laws shall determine whether and to what extent the account and books of this corporation, or any of their, shall be Open to the inspection of the stockholders; no stockholder shall have any right of inspecting any account, or book, or document of this Corporation, except as conferred by the law or the By-Laws, or by resolution of the stockholders.

The stockholders and directors shall have power to hold their meetings and keep the books, documents and papers of the corporation outside of the State of Delaware, at such places as may be, from time to time, designated by the By-Laws or by resolution of the stockholders or directors, except as otherwise required by the laws of Delaware.

It is the intention that the objects, purposes and powers specified in the THIRD paragraph hereof shall, except where otherwise specified in said paragraph, be nowise limited or restricted by reference to or inference from the terms of any other clause or paragraph in this certificate of incorporation, but that the object, purposes and powers specified in the THIRD paragraph and in each of the clauses or paragraphs of this charter shall be regarded as independent objects, purposes and powers.

SEVENTH:                                      The corporation shall, to the full extent permitted by Section 145 of the Delaware General Corporation Law, as amended from time to time, indemnify all persons whom it may indemnify pursuant thereto.

IN WITNESS WHEREOF, I have hereunto set my hand and seal this 6th day of May, 1983.

/s/ Barbara O. Cramer	(SEAL)
Barbara O. Cramer